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                                                                    EXHIBIT 10.2



                              EMPLOYMENT AGREEMENT





         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated and effective
May 1, 1996, is made and entered into by and between FCLT LOANS ASSET
CORP., a corporation organized and operating under the laws of Texas and having its principal place of business located at 1021 Main Street, Suite 2600, P.O. Box 105, Houston, Texas 77001-0105 (the "Employer") and ROBERT W. BROWN, an individual currently residing at 2011 Castlerock, Houston, Texas 77090 (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Employer and Employee desire to commence the employment relationship and enter into this Agreement in order to retain Employee's services for and on behalf of Employer.

         In consideration of the mutual promises and covenants set forth, the Employer and Employee agree as follows:

                                   ARTICLE 1.

                         TERM AND DUTIES OF EMPLOYMENT

         1.01 Employment Term. The Employer agrees to employ the Employee as President and the Employee accepts this employment and agrees to render services to the Employer on the terms and conditions set forth in this Agreement. The employment term of this Agreement shall begin on July 3, 1995 and terminate on September 30, 1998, unless further extended or terminated in accordance with this Agreement.

         1.02 Employee Duties. The Employee will perform executive services for the Employer as may be consistent with Employee's title, President, along with other duties that may be assigned from time to time by the Employer. During this Agreement's term, the Employee's best efforts will


EMPLOYMENT AGREEMENT OF ROBERT W. BROWN - Page 1

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be devoted to the affairs and business of the Employer, as is customarily required for the position of President, including membership on the Portfolio Committee of the First City Liquidating Trust.

                 (a) The Employee's duties will include the management and payment of creditor claims, including payment to noteholders and certificate holders pursuant to First City Financial Corporation's bankruptcy reorganization plan (the "Reorganization Plan") in Case No. 392-3947Y-HCA-11, styled "In Re: First City Bancorporation of Texas, Inc." as described more fully under paragraphs 2.02 through 2.07 of this Agreement.

                 (b) The Employee's duties will include the liquidation of the First City Liquidating Trust (hereinafter "the Trust") assets in accordance with the terms, conditions, rules, etc. of the Trust agreement.

         1.03 Approval of Portfolio Committee or First City Financial Corporation Required. Before entering into any agreement with respect to the liquidation of any Trust assets, the Employee must, in accordance with the terms of the Trust agreement, first get written approval from either the Portfolio Committee of the Trust or First City Financial Corporation pursuant to the Investment Management Agreement.

                                   ARTICLE 2.

                                  COMPENSATION

         2.01 Basic Compensation. Employer agrees to pay Employee for his services as President throughout the term of this Agreement an annual salary of $250,000.00, to be paid in two monthly installments in accordance with the Employer's normal payroll practice and on the Employer's regularly scheduled paydays.





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         2.02    Conditional Bonus #1.  Employer will pay Employee an
additional bonus in the event that all of the following conditions are fulfilled as determined by the Portfolio Committee of the Trust:

                 (a) All Class 1, 2, 3, 4, 5, and 8 creditor claims are paid in full according to the terms of the Reorganization Plan (approximately $80,000,000.00);

                 (b) New Senior Subordinated Noteholders are paid in full (approximately $115,000,000.00, including interest); and

                 (c) New Special Preferred Stockholders and Class B Certificate holders are paid in cash a total of $100,000,000.00.

         If all of the above conditions are fulfilled as determined by the Portfolio Committee of the Trust, the Employer will pay Employee an additional bonus of $250,000.00 in one lump sum payment within thirty (30) days of the fulfillment of all the above conditions.

         2.03 Conditional Bonus #2. Employer shall pay Employee an additional bonus if all of the conditions in Section 2.02 of this Agreement are fulfilled and if the following condition is also fulfilled as determined by the Portfolio Committee of the Trust:

                 (a) An additional aggregate $30,000,000.00 has been paid to the Class B Certificate holders.

         If the conditions in Section 2.02 of this Agreement and the above condition is fulfilled as determined by the Portfolio Committee of the Trust, Employer shall pay Employee an additional bonus of $250,000.00 in one lump sum payment within thirty (30) days of the fulfillment of the above condition.





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         2.04    Conditional Bonus #3.  If Employee fulfills all the conditions in Sections 2.02 and 2.03 of this Agreement as determined by the Portfolio Committee of the Trust, then Employer shall pay Employee an additional bonus in a sum equal to 1.67% of all additional aggregate payments made to Class B Certificate Holders and Class C Certificate Holders. Such payments will be made within thirty (30) days of each additional distribution.

         2.05 Calculation of Bonuses - Payments Counted. In calculating any bonus in this Agreement, the following payments will be counted:

                 (a) Payments to New Special Preferred Stockholders, including principal payments, dividend payments, and the initial $14,000,000.00 of book value attributed to New Common Shares awarded to the Special Preferred Stockholders in the Reorganization Plan.

         2.06 Calculation of Bonuses - Payments Not Counted. In calculating any bonus in this Agreement, the following payments will not be counted:

                 (a) Payments to New Special Preferred Stockholders and Class B Certificate Holders that are the result of interest earned on Trust pool idle funds.

                                   ARTICLE 3.

                                    BENEFITS

         Employee shall further be entitled to receive:

         3.01 Benefit Plans. The Employer agrees to include and enroll the Employee, if the Employee is eligible, in any benefit plans the Employer may from time to time have in effect, including but not limited to hospital, surgical, major medical, dental, vacation, sick leave, disability and life on the same terms and conditions as these benefits are provided for or made available to other employees.





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                                   ARTICLE 4.

                                  TERMINATION

         4.01 Employee Termination of Agreement. During the term of this Agreement, the Employee can terminate this Agreement by giving notice in accordance with Section 5.01 at least thirty (30) days prior to the date of termination. If the Employee terminates this Agreement prior to the end of the term set forth in this Agreement under Section 1.01, the Employee will forfeit any unpaid bonuses described in Sections 2.02 - 2.04 and his Basic Compensation described in Section 2.01 of this Agreement will immediately cease. However, the Employee's termination of this Agreement in compliance with the notice provisions in this Agreement shall not affect any of the Employee's basic compensation or bonuses described in Article 2 of this Agreement previously paid to the Employee at the time of termination. Employer may only terminate this Agreement prior to its expiration date for reasons set forth in paragraphs
4.02 and 4.03 hereof. Per the Trust Agreement, the life of the Trust can be extended for up to four years in six month increments at the discretion of the Portfolio Committee. If the Portfolio Committee elects to extend the life of the Trust, then this contract automatically extends for a like period of time, unless the Portfolio Committee advises Employee that it does not desire to extend this Agreement. If the Portfolio Committee elects to extend the life of the Trust but no longer desires the services of Employee, then Employee's salary and benefits will terminate but conditional bonuses #1, #2 and #3 will be paid in accordance with the terms of this Agreement.





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         4.02    Employer's Right to Terminate the Agreement for "Cause".  The
Employer may terminate the Employee's employment for "cause". For purposes of this Agreement, "cause" means the occurrence of any of the following:

                 (a) The Employee's act or acts in connection, directly or indirectly, with the Employee's employment duties of dishonesty, fraud, willful misconduct, incompetence, gross negligence or breach of a fiduciary duty, which in the reasonable determination of the Employer would preclude the continued effective performance of the Employee's duties; or

                 (b) The Employee's conviction of, or plea of guilty or nolo contendere to, a felony, a crime of falsehood, or a crime involving moral turpitude;

                 (c) The Employee's willful violation of any federal or state law, rule, or regulation in the course and scope of employment.

         4.03 Employer's Right to Terminate the Agreement for Reasons in Addition to "Cause". The Employer may terminate the Employee's employment for the following additional reasons:

                 (a) The Employee's refusal to perform duties assigned in accordance with this Agreement or overt and willful disobedience of orders or directives issued by the Employer to the Employee;

                 (b) The Employee's violation of the Employer's rules and regulations concerning conflicts of interest.

                 (c) The Employee's failure to effectively perform the duties described in this Agreement and duties which are customary and ordinary for the Employee's title even if not described in this Agreement.

                 (d) Any act of the Employee which is not in the best interest of the Employer undertaken in the Employee's course and scope of employment.





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                 (e)      Any violation of this Agreement by the Employee.

         4.04 Employer's Right to Terminate the Agreement Because of the Employee's Death or Disability. In the event that Employee dies or becomes disabled during the term of this Agreement then the Employer can terminate this Agreement. In the case of Employee's death, Employee's salary and benefits will terminate but Employee's estate will receive conditional bonuses #1, #2, and #3 in accordance with this Agreement but less the value of any Trust sponsored life insurance proceeds received by the Employee's estate. If the Employee is disabled and this contract is terminated, then Employee's salary and benefits will terminate but Employee will receive conditional bonuses #1, #2 and #3 in accordance with this Agreement.

                                   ARTICLE 5.

                                 MISCELLANEOUS

         5.01 Notices. Any notices, communications required under this Agreement or consents, demands, requests, approvals or any other communications regarding this Agreement shall be given to either party at the following addresses:

         (a) Notices to the Employer shall be delivered at 1021 Main Street, Suite 2600, P.O. Box 105, Houston, Texas 77001-0105 with copies to Richard Bean, 5643 Lynbrook, Houston, Texas 77056; David Palmer, 2817 Sancho Panza, Punta Gorda, Florida 33950; and Rick Hagelstein, 6400 Imperial Drive, P.O. Box 8216, Waco, Texas 76714-8216.

         (b) Notices to the Employee shall be delivered at 2011 Castlerock, Houston, Texas 77090.

         Any and all notices contemplated by this Agreement shall be effected in writing and delivered either by personal delivery or by certified mail, return receipt requested. Notices delivered





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personally shall be deemed communicated as of the actual receipt of the notice;
notices delivered pursuant to certified mail shall be deemed communicated as of three (3) days after mailing.

         5.02 Entire Agreement. This Agreement supersedes any and all other agreements either oral or written, between the Employer and Employee with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties regarding Employee's employment with the Employer.

         5.03 Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such term or provision shall be severed from this Agreement and shall not affect the validity of the remainder of the Agreement.

         5.04 Waiver. Waiver by any party of any breach of this Agreement or failure to exercise any right under this Agreement shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such right.

         5.05 Modification of Agreement. No change or modification of this Agreement shall be valid or binding upon the parties, nor shall any waiver of any term or condition be binding, unless such change, modification or waiver shall be in writing and signed by the Employer and the Employee.

         5.06 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas.

         5.07 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in the State of Texas in accordance with the rules of the American Arbitration Association by an arbitrator appointed in accordance with





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the rules of the American Arbitration Association.  The arbitrator shall follow the law governing this Agreement. Any such arbitration decision will be final and binding. Judgment upon the award may be entered in any court having jurisdiction.

         5.08 Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any relief to which he or it may be entitled.

         5.09 Assignability. The corporation shall have the right to assign this Agreement only to an entity which it has merged or in which it owns a controlling interest. The rights, duties and benefits of this Agreement to Employee are personal to him and any such right, duty, or benefit may not be assigned by Employee.

         5.10 Binding Effect. This Agreement shall be binding upon the parties hereto together with their personal executors, administrators, successors, and personal representatives, heirs and permitted assigns.

         5.11 Titles. The titles of the Articles in this Agreement do not add or subtract from the obligations and rights contemplated in the text of this Agreement.

         5.12 Payment of Basic Compensation. The Employer will pay the Employee's Compensation described in Article 2 of this Agreement. The Trust will guarantee the payment of any of the Employee's Compensation as described in Article 2 of this Agreement.

         5.13 Withholdings, Deductions, Etc. The Employer may make deductions, withholdings, or payments from sums payable to the Employee pursuant to this Agreement as required by federal and/or state law or regulation.





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                                        EMPLOYER:



                                        FCLT LOANS ASSET CORP.





                                        By:
                                           ----------------------------------
                                        Name:  Richard Bean
                                        Title:    Director





                                        EMPLOYEE:



                                        ------------------------------------
                                        ROBERT W. BROWN





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